UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddlers Green Circle, Suite 200N
Greenwood Village, Colorado            80111
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ	(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On March 24, 2021, Red Robin Gourmet Burgers, Inc. (the “Company”) increased the size of the Board to eleven members and appointed Anddria Varnado to fill the resulting vacancy. Ms. Varnado was elected effective immediately and will serve as a director until the 2021 Annual Meeting of Stockholders or until her respective successor has been duly elected and qualified, or until the earlier of her respective death, resignation, or removal. Committee assignments for Ms. Varnado will be made at a later date.
Anddria Varnado currently serves as the GM and Head of the Consumer Business for Kohler Company, a global leader in home products, hospitality destinations, and systems. She has served in this role since January 2021. Prior to her role at Kohler, Ms. Varnado served as the Vice President and Head of Strategy and Business Development for Macy's from 2019 to December 2020. From 2016 to 2019, Ms. Varnado served as Vice President and Head of Strategy and Business Development at Williams-Sonoma. Ms. Varnado began her career as a corporate banking analyst with Citigroup.
Ms. Varnado, 36, will receive compensation in accordance with the Company’s standard non-employee director compensation policies, which are described in the Company’s Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders filed with the SEC on April 8, 2020; provided that, instead of receiving her pro-rated RSU grant for the remainder of this term immediately, the Company will instead add that amount to her regular cycle grant in May. As of the date of this appointment, there are no transactions between the Company and Ms. Varnado that would be reportable under Item 404(a) of Regulation S-K. Ms. Varnado was not selected pursuant to any arrangement or understanding between herself and any other person.
In addition, on March 23, 2021, Director Glenn Kaufman notified the Company that he will step down from the Board and conclude his service effective as of December 31, 2021, after providing continuity through a transitional period. Thereafter, the Company expects that the Board size will be reduced to ten members.

Item 8.01     Other Events.
The Company issued a press release announcing that it has appointed Anddria Varnado as a new independent director, effective immediately. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated March 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2021

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Lynn S. Schweinfurth
Name:	Lynn S. Schweinfurth
Title:	Executive Vice President and Chief Financial Officer

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